UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/20/2010

LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33508

Delaware	20-1677033
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2220 W. 14th Street
Tempe, AZ 85281
(Address of principal executive offices, including zip code)

(602) 850-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 20, 2010, Limelight Networks, Inc. (the "Company") entered into a lease agreement (the "Lease") with GateWay Tempe LLC (the "Landlord") for office space located at 222 South Mill Avenue, Tempe, Arizona 85281 (the "Premises"). The Company intends for the Premises to serve as the Company's new global corporate headquarters. Under the terms of the Lease, the Company will lease approximately 64,411 square feet of general office and network operations center space. The estimated commencement date of the Lease term is March 15, 2011 and continues through the last day of the month in which the eighth (8th) anniversary of the commencement date occurs. The Company has one option to extend the term for an additional five (5) years, at then-current market rates. The average annual base rent for the initial term is approximately $1.5 million, plus tax and operating costs paid or incurred by the Landlord in excess of Landlord's budgeted direct costs. In addition, the Company will rent parking spaces from the adjacent parking structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Date: July 26, 2010	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer & Secretary